UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
February 3, 2020
Date of Report (Date of earliest event reported)
 Planet Fitness, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37534	38-3942097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4 Liberty Lane West
Hampton, NH 03842
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (603) 750-0001
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 Par Value	PLNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 3, 2020, Planet Fitness, Inc. (the “Company”) announced that its board of directors (the “Board”) increased its size from six to seven members and appointed Enshalla Anderson to fill the vacancy, effective February 3, 2020.
Ms. Anderson has served as the Chief Strategy Officer for FutureBrand North America since June 2013 and joins the Board with more than 25 years of marketing and brand strategy experience, having partnered with leading brands across industries including Fidelity, Tupperware, Bell Helicopter, The Weather Company, and Gap Inc. Prior to joining FutureBrand, she served as Senior Director of Brand Strategy at Siegel+Gale from December, 2008 until May, 2013, where she oversaw comprehensive naming, brand strategy, and architecture programs. Previously, she was a Director at Vivaldi Partners from December 2005 until October 2008, where she developed portfolio and product level strategies. Additionally, Ms. Anderson worked on the global marketing team at Avon from September 2000 until December 2005, touching heritage brands such as Skin-So-Soft and expanding Avon’s operations in Turkey. She began her career in JP Morgan’s Emerging Markets Fixed Income Research group. Ms. Anderson earned her Bachelor of Arts in History from the University of Pennsylvania and her MBA from Harvard Business School.

Ms. Anderson will serve as a Class II director, which class will stand for re-election at the 2020 annual meeting of stockholders.

Ms. Anderson will participate in the Company’s standard non-employee director compensation program as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 19, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANET FITNESS, INC.

By:	/s/ Dorvin Lively
Name: Title:	Dorvin Lively President
Dated: February 3, 2020